                                                                   Exhibit g.(i)

                         AMENDMENT TO CUSTODIAN CONTRACT

      This Amendment to the Custodian Contract is made as of February 22, 2000 by and between CIGNA Funds Group (f/k/a CIGNA Annuity Funds Group) (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

      WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of October 15, 1987 (as amended and in effect from time to time, the "Contract"); and

      WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made the following operational series subject to the Contract: Money Market Fund, Balanced Fund, Large Company Stock Index Fund, Core Plus Fixed Income Fund, Foreign Stock Fund, Large Company Stock Growth Fund, Large Company Stock Value Fund, Small Company Stock Growth Fund and Small Company Stock Value Fund (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios"); and

      WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

      NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. The amendment to the Contract relating to foreign custody in conformity with the requirements of Rule 17f-5 under the 1940 Act dated February 22, 1988, is hereby deleted, and the parties hereto agree that it shall be and is replaced in its entirety by the provisions set forth below.

II. Articles 3 through 15 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 17, respectively.

III. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.    The Custodian as Foreign Custody Manager.

3.1.  Definitions.

Capitalized terms in this Article 3 shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including any Mandatory Securities Depositories operating in the country); prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act, except that the term does not include Mandatory Securities Depositories.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(2) of Rule 17f-5.

"Mandatory Securities Depository" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund, on the Portfolio's behalf, determines to place Foreign Assets in a country outside the United States (i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

3.2.  Delegation to the Custodian as Foreign Custody Manager.

The Fund, by resolution adopted by its Board of Trustees (the "Board"), hereby delegates to the Custodian, with respect to the Portfolios, subject to Section
(b) of Rule 17f-5, the responsibilities set forth in this Article 3 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation, as Foreign Custody Manager with respect to the Portfolios.

3.3.  Countries Covered.

The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. Mandatory Securities Depositories are listed on Schedule B to this Contract, which Schedule B may be amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedules A and B in accordance with Section 3.7 of this Article 3.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund on behalf of the Portfolios of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

3.4.  Scope of Delegated Responsibilities.

      3.4.1. Selection of Eligible Foreign Custodians.

Subject to the provisions of this Article 3, the Portfolio's Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time.

In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

      3.4.2. Contracts With Eligible Foreign Custodians.

The Foreign Custody Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

      3.4.3. Monitoring.

In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian (or the rules or established practices and procedures in the case of an Eligible Foreign Custodian selected by the Foreign Custody Manager which is a foreign securities depository or clearing agency that is not a Mandatory Securities Depository). In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section
3.7 hereunder.

3.5.  Guidelines for the Exercise of Delegated Authority.

For purposes of this Article 3, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios. The Fund, on behalf of the Portfolios, and the Board shall be deemed to be monitoring on a continuing basis such Country Risk to the extent that the Board considers necessary or appropriate. The Fund and the Custodian each expressly acknowledge that the Foreign Custody Manager shall not be delegated any responsibilities under this Article 3 with respect to Mandatory Securities Depositories.

3.6.  Standard of Care as Foreign Custody Manager of a Portfolio.

In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

3.7.  Reporting Requirements.

The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board amended Schedules A or B at the end of the calendar quarter in which an amendment to either Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Article 3 within a reasonable period of time after the occurrence of the material change.

3.8.  Representations with Respect to Rule 17f-5.

The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

3.9.  Effective Date and Termination of the Custodian as Foreign Custody
      Manager.

The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.3 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

4. Duties of the Custodian with Respect to Property of the Portfolios Held Outside the United States.

4.1   Definitions.

Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means either a clearing agency or a securities depository listed on Schedule A hereto or a Mandatory Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2.  Holding Securities.

The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3.  Foreign Securities Systems.

Foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-Custodian in such country pursuant to the terms of this Contract.

4.4.  Transactions in Foreign Custody Account.

      4.4.1. Delivery of Foreign Assets.

The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

      (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

      (ii) in connection with any repurchase agreement related to foreign securities;

      (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

      (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

      (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

      (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

      (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

      (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

      (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

      (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

      (xi)   in connection with the lending of foreign securities; and

      (xii) for any other proper purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom delivery of such securities shall be made.

      4.4.2. Payment of Portfolio Monies.

Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

      (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

      (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

      (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

      (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

      (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

      (vi) for payment of part or all of the dividends received in respect of securities sold short;

      (vii)  in connection with the borrowing or lending of foreign securities;
             and

      (viii) for any other proper purpose, but only upon receipt of Proper Instructions specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom such payment is to be made.

      4.4.3. Market Conditions; Market Information.

Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5.  Registration of Foreign Securities.

The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6.  Bank Accounts.

The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio.

4.7.  Collection of Income.

The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8.  Shareholder Rights.

With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9.  Communications Relating to Foreign Securities.

The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both
(i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10. Liability of Foreign Sub-Custodians and Foreign Securities Systems.

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11. Tax Law.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12. Liability of Custodian.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is (A) part of Country Risk or (B) part of the "prevailing country risk" of the Fund and the Portfolios, as such term is used in SEC Release Nos. IC-22658; IS-1080 (May 12, 1997) or as such term or other similar terms are now or in the future interpreted by the SEC or by the staff of the Division of Investment Management of the SEC.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities Depository, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

IV. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

      IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:                 STATE STREET BANK AND TRUST COMPANY


/s/ Jean S. Carr              By: /s/ Ronald E. Logue
-----------------------           ----------------------
Jean S. Carr                  Name:  Ronald E. Logue
Associate Counsel             Title: Vice Chairman


WITNESSED BY:                 CIGNA FUNDS GROUP


/s/ Jeffrey S. Winer          By:   /s/ Alfred A. Bingham III
--------------------------        -------------------------------
Name:  Jeffrey S. Winer       Name:  Alfred A. Bingham III
Title: Vice President and     Title: Vice President and Treasurer
       Secretary

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


Country           Subcustodian                        Non-Mandatory Depositories

Argentina         Citibank, N.A.                      --

Australia         Westpac Banking Corporation         --

Austria           Erste Bank der Oesterreichischen    --
                  Sparkassen AG

Bahrain           HSBC Bank Middle East               --
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation
                  Limited)

Bangladesh        Standard Chartered Bank             --

Belgium           Fortis Bank NV/as.                  --

Bermuda           The Bank of Bermuda Limited         --

Bolivia           Citibank, N.A.                      --

Botswana          Barclays Bank of Botswana Limited   --

Brazil            Citibank, N.A.                      --

Bulgaria          ING Bank N.V.                       --

Canada            State Street Trust Company Canada   --

Chile             Citibank, N.A.                      --

People's          The Hongkong and Shanghai           --
Republic          Banking Corporation Limited,
of China          Shanghai and Shenzhen branches

Colombia          Cititrust Colombia S.A.             --
                  Sociedad Fiduciaria

10/5/99

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


Country           Subcustodian                        Non-Mandatory Depositories

Costa Rica        Banco BCT S.A.                      --

Croatia           Privredna Banka Zagreb d.d.         --

Cyprus            The Cyprus Popular Bank Ltd.        --

Czech Republic    Eeskoslovenska Obchodni             --
                  Banka, A.S.

Denmark           Den Danske Bank                     --

Ecuador           Citibank, N.A.                      --

Egypt             Egyptian British Bank               --
                  (as delegate of The Hongkong
                  and Shanghai Banking Corporation
                  Limited)

Estonia           Hansabank                           --

Finland           Merita Bank Plc.                    --

France            Paribas, S.A.                       --

Germany           Dresdner Bank AG                    --

Ghana             Barclays Bank of Ghana Limited      --

Greece            National Bank of Greece S.A.        Bank of Greece,
                                                      System for Monitoring
                                                      Transactions in
                                                      Securities in Book-Entry
                                                      Form

Hong Kong         Standard Chartered Bank             --

Hungary           Citibank Rt.                        --

10/5/99

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


Country           Subcustodian                        Non-Mandatory Depositories

Iceland           Icebank Ltd.

India             Deutsche Bank A.G.                  --

                  The Hongkong and Shanghai
                  Banking Corporation Limited

Indonesia         Standard Chartered Bank             --

Ireland           Bank of Ireland                     --

Israel            Bank Hapoalim B.M.                  --

Italy             Paribas, S.A.                       --

Ivory Coast       Societe Generale de Banques         --
                  en Cote d'Ivoire

Jamaica           Scotiabank Jamaica Trust and        --
                  Merchant Bank Limited

Japan             The Fuji Bank, Limited              Japan Securities
                                                      Depository Center (JASDEC)
                  The Sumitomo Bank, Limited

Jordan            HSBC Bank Middle East               --
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation
                  Limited)

Kenya             Barclays Bank of Kenya Limited      --

Republic of       The Hongkong and Shanghai Banking
Korea             Corporation Limited

Latvia            A/s Hansabank                       --

10/5/99

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


Country           Subcustodian                        Non-Mandatory Depositories

Lebanon           HSBC Bank Middle East
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation
                  Limited)

Lithuania         Vilniaus Bankas AB                  --

Malaysia          Standard Chartered Bank             --
                  Malaysia Berhad

Mauritius         The Hongkong and Shanghai           --
                  Banking Corporation Limited

Mexico            Citibank Mexico, S.A.               --

Morocco           Banque Commerciale du Maroc         --

Namibia           (via) Standard Bank of              --
                  South Africa

The Netherlands   MeesPierson N.V.                    --

New Zealand       ANZ Banking Group                   --
                  (New Zealand) Limited

Norway            Christiania Bank og                 --
                  Kreditkasse ASA

Oman              HSBC Bank Middle East               --
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation
                  Limited)

Pakistan          Deutsche Bank A.G.                  --

Palestine         HSBC Bank Middle East               --
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation
                  Limited)

Peru              Citibank, N.A.                      --


10/5/99

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country           Subcustodian                        Non-Mandatory Depositories

Philippines       Standard Chartered Bank             --

Poland            Citibank (Poland) S.A.              --

Portugal          Banco Comercial Portugues           --

Qatar             HSBC Bank Middle East               --

Romania           ING Bank N.V.                       --

Russia            Credit Suisse First Boston AO,      --
                  Moscow (as delegate of Credit
                  Suisse First Boston, Zurich)

Singapore         The Development Bank                --
                  of Singapore Limited

Slovak Republic   Ceskoslovenska Obchodni Banka,      --
                  A.S.

Slovenia          Bank Austria Creditanstalt d.d.     --
                  Ljubljana

South Africa      Standard Bank of South Africa       --
                  Limited

Spain             Banco Santander Central Hispano,    --
                  S.A.

Sri Lanka         The Hongkong and Shanghai           --
                  Banking Corporation Limited

Swaziland         Standard Bank Swaziland Limited     --

Sweden            Skandinaviska Enskilda Banken       --

Switzerland       UBS AG                              --


10/5/99

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country           Subcustodian                        Non-Mandatory Depositories


Taiwan - R.O.C.   Central Trust of China              --

Thailand          Standard Chartered Bank             --

Trinidad &        Republic Bank Limited               --
Tobago

Tunisia           Banque Internationale Arabe de      --
                  Tunisie

Turkey            Citibank, N.A.                      --

Ukraine           ING Bank Ukraine                    --

United            Kingdom State Street Bank and       --
                  Trust Company, London Branch

Uruguay           BankBoston N.A.                     --

Venezuela         Citibank, N.A.                      --

Vietnam           The Hongkong and Shanghai           --
                  Banking Corporation Limited

Zambia            Barclays Bank of Zambia Limited     --

Zimbabwe          Barclays Bank of Zimbabwe Limited   --

Euroclear (The Euroclear System)/State Street London Limited

Cedelbank S.A. (Cedel Bank, societe anonyme)/State Street London Limited

INTERSETTLE (for EASDAQ Securities)


10/5/99                                                                        6

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES


Country               Mandatory Depositories

Argentina             Caja de Valores S.A.

Australia             Austraclear Limited

                      Reserve Bank Information and Transfer System

Austria               Oesterreichische Kontrollbank AG
                      (Wertpapiersammelbank Division)

Belgium               Caisse Interprofessionnelle de Depots
                      et de Virements de Titres S.A.

                      Banque Nationale de Belgique

Brazil                Companhia Brasileira de Liquidacao e Custodia

Bulgaria              Central Depository AD

                      Bulgarian National Bank

Canada                Canadian Depository for Securities Limited

Chile                 Deposito Central de Valores S.A.

People's Republic     Shanghai Securities Central Clearing &
of China              Registration Corporation

                      Shenzhen Securities Clearing Co., Ltd.

Colombia              Deposito Centralizado de Valores

Costa Rica            Central de Valores S.A.


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

10/25/99
                                                                               1

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES


Country               Mandatory Depositories

Croatia               Ministry of Finance

National              Bank of Croatia

                      Sredisnja Depozitarna Agencija

CzechRepublic         Stredisko cennych papiru

                      Czech National Bank

Denmark               Vaerdipapircentralen (Danish Securities Center)

Egypt                 Misr Company for Clearing, Settlement, and Depository

Estonia               Eesti Vaartpaberite Keskdepositoorium

Finland               Finnish Central Securities Depository

France                Societe Interprofessionnelle pour la Compensation des
                      Valeurs Mobilieres

Germany               Deutsche Borse Clearing AG

Greece                Central Securities Depository (Apothetirion Titlon AE)

Hong                  Kong Central Clearing and Settlement System

                      Central Moneymarkets Unit

Hungary Kozponti Elszamolohaz es Ertektar (Budapest) Rt. (KELER) [Mandatory for Gov't Bonds and dematerialized equities only; SSB does not use for other securities]

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

10/25/99
                                                                               2

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES


Country               Mandatory Depositories

India                 The National Securities Depository Limited

                      Central Depository Services India Limited

                      Reserve Bank of India

Indonesia             Bank Indonesia

                      PT Kustodian Sentral Efek Indonesia

Ireland               Central Bank of Ireland Securities Settlement Office

Israel                Tel Aviv Stock Exchange Clearing House Ltd. (TASE
                      Clearinghouse)

                      Bank of Israel
                      (As part of the TASE Clearinghouse system)

Italy                 Monte Titoli S.p.A.

                      Banca d'Italia

Ivory                 Coast Depositaire Central - Banque de Reglement

Jamaica               Jamaica Central Securities Depository

Japan                 Bank of Japan Net System

Kenya                 Central Bank of Kenya

Republic of Korea     Korea Securities Depository Corporation

Latvia                Latvian Central Depository


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

10/25/99
                                                                               3

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES


Country               Mandatory Depositories

Lebanon Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (MIDCLEAR) S.A.L.

                      The Central Bank of Lebanon

Lithuania             Central Securities Depository of Lithuania

Malaysia              Malaysian Central Depository Sdn. Bhd.

                      Bank Negara Malaysia, Scripless Securities Trading and Safekeeping System

Mauritius             Central Depository & Settlement Co. Ltd.

Mexico                S.D. INDEVAL (Instituto para el Deposito de Valores)

Morocco               Maroclear

The Netherlands       Nederlands Centraal Instituut voor
                      Giraal Effectenverkeer B.V. (NECIGEF)


New Zealand           New Zealand Central Securities Depository Limited

Norway                Verdipapirsentralen (the Norwegian Central Registry of
                      Securities)


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

10/25/99
                                                                               4

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES


Country               Mandatory Depositories

Oman                  Muscat Securities Market Depository & Securities
                      Registration Company

Pakistan              Central Depository Company of Pakistan Limited

                      State Bank of Pakistan

Palestine             The Palestine Stock Exchange

Peru                  Caja de Valores y Liquidaciones CAVALI ICLV S.A.

Philippines           Philippines Central Depository, Inc.

                      Registry of Scripless Securities
                      (ROSS) of the Bureau of Treasury

Poland                National Depository of Securities

                      (Krajowy Depozyt Papierow Wartosciowych SA)

                      Central Treasury Bills Registrar

Portugal              Central de Valores Mobiliarios

Qatar                 Doha Securities Market

Romania               National Securities Clearing, Settlement and Depository
                      Company

                      Bucharest Stock Exchange Registry Division

                      National Bank of Romania

Singapore             Central Depository (Pte) Limited

                      Monetary Authority of Singapore

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

10/25/99
                                                                               5

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES


Country               Mandatory Depositories

Slovak                Republic Stredisko cennych papierov SR Bratislava, a.s.

                      National Bank of Slovakia

Slovenia              Klirinsko Depotna Druzba d.d.

South                 Africa The Central Depository Limited

                      Strate Ltd.

Spain                 Servicio de Compensacion y Liquidacion de Valores, S.A.

                      Banco de Espana,
                      Central de Anotaciones en Cuenta

Sri Lanka             Central Depository System (Pvt) Limited

Sweden                Vardepapperscentralen VPC AB (the Swedish Central
                      Securities Depository)

Switzerland           SIS - SegaIntersettle

Taiwan - R.O.C.       Taiwan Securities Central Depository Co., Ltd.

Thailand              Thailand Securities Depository Company Limited

Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots de Valeurs Mobilieres

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

10/25/99
                                                                               6

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES


Country               Mandatory Depositories

Turkey                Takas ve Saklama Bankasi A.(a).
                      (TAKASBANK)

                      Central Bank of Turkey

Ukraine               National Bank of Ukraine

United Kingdom        The Bank of England,
                      The Central Gilts Office and
                      The Central Moneymarkets Office

Venezuela             Central Bank of Venezuela

Zambia                LuSE Central Shares Depository Limited

                      Bank of Zambia


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

10/25/99
                                                                               7

                                   SCHEDULE C

                               MARKET INFORMATION

Publication/Type of Information        Brief Description
-------------------------------        -----------------
(Frequency)

The Guide to Custody in World Markets  An overview of safekeeping and settlement
(annually)                             practices and procedures in each market in which
                                       State Street Bank and Trust Company offers
                                       custodial services.

Global Custody Network Review          Information relating to the operating history and
(annually)                             structure of depositories and subcustodians
                                       located in the markets in which State Street Bank
                                       and Trust Company offers custodial services,
                                       including transnational depositories.

Global Legal Survey                    With respect to each market in which State Street
(annually)                             Bank and Trust Company offers custodial services,
                                       opinions relating to whether local law restricts
                                       (i) access of a fund's independent public
                                       accountants to books and records of a Foreign
                                       Sub-Custodian or Foreign Securities System, (ii)
                                       the Fund's ability to recover in the event of
                                       bankruptcy or insolvency of a Foreign
                                       Sub-Custodian or Foreign Securities System, (iii)
                                       the Fund's ability to recover in the event of a
                                       loss by a Foreign Sub-Custodian or Foreign
                                       Securities System, and (iv) the ability of a
                                       foreign investor to convert cash and cash
                                       equivalents to U.S. dollars.

Subcustodian Agreements                Copies of the subcustodian contracts State Street
(annually)                             Bank and Trust Company has entered into with each
                                       subcustodian in the markets in which State Street
                                       Bank and Trust Company offers subcustody services
                                       to its US mutual fund clients.

Network                                Bulletins (weekly): Developments of interest to
                                       investors in the markets in which State Street
                                       Bank and Trust Company offers custodial services.

Foreign Custody Advisories (as         With respect to markets in which State Street Bank
necessary):                            and Trust Company offers custodial services which
                                       exhibit special custody risks, developments which
                                       may impact State Street's ability to deliver
                                       expected levels of service.